FLORIDA DEPARTMENT OF STATE
Sandra B. Mortham
Secretary of State

January 13, 1997

SAN MARINO MINERALS, INC.
3957 SAN MATEO AVENUE
RIVERSIDE, CA 92504

The Articles of Incorporation for SAN MARINO MINERALS, INC. were filed on January 13, 1997, effective January 9, 1997, and assigned document number P97000003298. Please refer to this number whenever corresponding with this office.

Enclosed is the certification requested. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H97000000550.

A corporation annual report will be due this office between January 1 and May 1 of the year following the calendar year of the file date year. A Federal Employer Identification (FEI) number will be required before this report can be filed. Please apply NOW with the Internal Revenue Sarvice by calling 1-800-829-3676 and requesting form SS-4.

Please be aware if the corporate address changes, it is the responsibility of the corporation to notify this office.

Should you have questions regarding corporations, please contact this office at the address given below.

Terri Buckley
Corporate Specialist
New Filings Section
Division of Corporations                     LetterNumber: 297AO0001687

Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314

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                                STATE OF FLORIDA
                              DEPARTMENT OF STATE


I certify from the records of this office that SAN MARINO MINERALS, INC. is a corporation organized under the laws of the State of Florida, file~ on January 13, 1997, effective January 9, 1997.

The document number of this corporation is P97000003298.

I further certify that said corporation has not filed Articles of Dissolution.

I further certify that this is an electronically transmitted certificate authorized by section 15.16, Florida Statutes, and authenticated by the code, 297AC0001687-011397-P97000003298-111, noted below.

Authentication Code:  297AD0001687-011397-P97000003298-1/1

Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Thirteenth day of January, 1997



[SEAL]                                       /s/ Sandra B. Mortham
                                             Secretary of State

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                                                                    H97000000550

                           Articles of Incorporation
                                       of
                           San Marino Minerals, Inc.

                                Article I. Name
                                ---------------

The name of this Florida corporation is:
          San Marino Minerals, Inc.

                              Article II. Address
                              -------------------

The mailing address of the Corporation  is:
          San Marino  Minerals,  Inc.
          3957 San Mateo Avenue
          Riverside CA 92504

                         Article III. Registered Agent
                         -----------------------------

The name and address of the registered  agent of the Corporation  is:
          Corporate Creations Enterprises, Inc.
          4521 PGA Boulevard #211
          Palm Beach Gardens FL 33418

                         Article IV. Board of Directors
                         ------------------------------

The name of each initial member of the Corporation's Board of Directors is:

          Ken Finkelstein

The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.

                                                                    H97000000550

Corporate Creations International Inc.
401 Ocean Drive #312 (Door Code #125)
Miami Beach FIL 33139-6629
(305) 672-0686

                            Article V. Capital Stock
                            ------------------------

The Corporation shall have the authority to issue 100,000,000 shares of common stock, par value $.001 per share.

                            Article VI. Incorporator
                            ------------------------

The name and address of the incorporator is:
             Corporate Creations International Inc.
             401 Ocean Drive #312 (Door Code #125)
             Miami Beach FL 33139-6629

                        Article VII. Corporate Existence
                        --------------------------------

The corporate existence of the Corporation shall begin effective January 9, 1997

The undersigned incorporator executed these Articles of Incorporation on January 13, 1997

Corporate Creations International Inc.

By:  /s/ Brian R. Fons
     ---------------------------------
     Brian R. Fons Vice President

                                                                    H97000000550

Corporate Creations International Inc.
401 Ocean Drive #312 (Door Code #125)
Miami Beach FL 33139-6629
(305) 672-0686

                                                                    H97000000550

                           CERTIFICATE OF DESIGNATION
                     REGISTERED AGENT AND REGISTERED OFFICE

CORPORATION:
San Marino Minerals, Inc.

REGISTERED AGENT:
Corporate Creations Enterprises, Inc.
4521 PGA Boulevard #211
Palm Beach Gardens FL 33418

        I agree to act as registered agent to accept service of process for the corporation named above at the place designated in this Certificate. I agree to comply with the provisions of all statutes relating to the proper and complete performance of the registered agent duties. I am familiar with and accept the obligations of the registered agent position.

/s/ Brian R. Fons
-------------------------------------
Corporate Creations Enterprises, Inc.
Brian R. Forts, Vice President

Date: January 13, 1997



Corporate Creations International Inc.
401 Ocean Drive #312 (Door Code #125)
Miami Beach FL 33139-6629
(305) 672-0686